Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Chewy, Inc. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: February 14, 2020

BC PARTNERS HOLDINGS LIMITED

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mariana Enevoldsen
Name:	Mariana Enevoldsen
Title:	Director

CIE MANAGEMENT IX LIMITED

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mariana Enevoldsen
Name:	Mariana Enevoldsen
Title:	Director

ARGOS HOLDINGS GP LLC

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

ARGOS HOLDINGS L.P.

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

CITRUS INTERMEDIATE HOLDINGS L.P.

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

ARGOS INTERMEDIATE HOLDCO I INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	EVP, Finance, IT and Strategy & CFO

ARGOS INTERMEDIATE HOLDCO II INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	EVP, Finance, IT and Strategy & CFO

ARGOS INTERMEDIATE HOLDCO III INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	EVP, Finance, IT and Strategy & CFO

BUDDY HOLDINGS CORP.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	EVP, Finance, IT and Strategy & CFO

ARGOS HOLDINGS INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	EVP, Finance, IT and Strategy & CFO

PETSMART, INC.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	EVP, Finance, IT and Strategy & CFO

PETSMART BUDDY HOLDINGS CORP.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	President & CFO

BUDDY CHESTER CORP.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	President & CFO

BUDDY CHESTER SUB CORP.

By:	/s/ Alan Schnaid
Name:	Alan Schnaid
Title:	President & CFO